EXHIBIT 10(l)
EXCHANGE AGREEMENT
By and Between
CBC BANCORP, INC.
and
RANDOLPH W. LENZ
Dated and Effective as of December 31, 1994

EXCHANGE AGREEMENT

     EXCHANGE AGREEMENT (the "Exchange Agreement"), dated and effective as of December 31, 1994, by and between CBC Bancorp, Inc. ("Bancorp"), and Randolph W. Lenz (the "Investor").

RECITALS

     WHEREAS, Bancorp desires to issue to the Investor 337 shares of Bancorp's newly-issued Series III nonvoting cumulative convertible preferred stock, stated value and liquidation preference of $10,000 per share with such terms and conditions described on Schedule A hereto (the "New Preferred Stock") and a Senior Note in the principal amount of the accrued and unpaid interest on the Senior Notes and $8,000 of principal (the "New Senior Note") in exchange for Bancorp's Short-Term Senior Notes, in the principal amount of $3,370,000, held by the Investor (the "Senior Notes"), and the Investor desires to effect the Exchange of the Senior Notes for the shares of New Preferred Stock and the New Senior Note (the "Exchange"); and

     WHEREAS, the parties hereto wish to set forth the terms and conditions of the Exchange.

AGREEMENT

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF
NEW PREFERRED STOCK AND NEW SENIOR NOTE
FOR SENIOR NOTES

     Section 1.1 The Exchange.. Upon the terms of this Exchange Agreement, the Investor hereby agrees to exchange, effective December 31, 1994 (the "Effective Date"), the Senior Notes in the principal amount of $3,370,000 for 337 shares of Bancorp New Preferred Stock and a New Senior Note with the same terms and conditions as the Senior Notes and in the aggregate principal amount equal to the accrued and unpaid interest on the Senior Notes from the date of issuance until the Effective Date of the Exchange plus $8,000 of principal of the Senior Notes. Bancorp agrees to issue to the Investor the 337 shares of New Preferred Stock and the New Senior Note in exchange for the Senior Notes held by the Investor in the principal amount of $3,370,000 effective as of the Effective Date. The material terms and conditions of the shares of New Preferred Stock to be acquired by the Investor hereunder are described in Schedule A hereto.

     Section 1.2 Issuance of New Preferred Stock and New Senior Note; Deliveries. (a) As soon as practicable after the Effective Date, Bancorp will deliver to the Investor, against delivery of the original Senior Notes, (i) a duly authorized and issued certificate or certificates (the "New Preferred Stock Certificate") representing 337 shares of New Preferred Stock, which shares will be fully paid and nonassessable and free and clear of all liens, and (ii) a New Senior Note in the principal amount equal to the sum of the accrued and unpaid interest on the Senior Notes from the date of issuance up to and including the Effective Date of the Exchange and $8,000 of principal amount of the Senior Notes. (b) The Investor will deliver to Bancorp, against delivery of the New Preferred Stock Certificate and the New Senior Note, the Senior Notes.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF BANCORP

     Bancorp hereby represents and warrants to the Investor as follows:

     Section 2.1. Execution, Delivery and Performance. Bancorp has full right, power and authority to execute and deliver this Exchange Agreement and to perform its obligations hereunder. This Exchange Agreement has been duly authorized, executed and delivered by or on behalf of Bancorp and is valid, binding and enforceable against Bancorp in accordance with its terms.

     Section 2.2.   Registration of New Preferred Stock and New
Senior Note.   Bancorp agrees to register the shares of New
Preferred Stock and the New Senior Note in a separate registration statement, or, at Bancorp's option, to include the shares of New Preferred Stock and the New Senior Note in the pending registration statement which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Securities Act"). Bancorp will bear the costs of registration of the New Preferred Stock and the New Senior Note and the Investor will bear the costs of brokerage commissions, discounts, fees and expenses of its counsel and other selling expenses associated with the registration.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE INVESTOR

     Investor hereby represents and warrants to Bancorp as follows:

     Section 3.1. Execution, Delivery and Performance. Investor has full right, power and authority to execute and deliver this Exchange Agreement and to perform his obligations hereunder. This Exchange Agreement has been duly authorized, executed and delivered by or on behalf of the Investor and is valid, binding and enforceable against Investor in accordance with its terms.


ARTICLE IV

TERMINATION

     Section 4.1.   Termination of the Agreement.  This Exchange
Agreement may be terminated only by mutual written consent of Bancorp and the Investor.

ARTICLE V

MISCELLANEOUS

     Section 5.1. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be signed by the party giving it, shall be sent to the addressee at the address set forth hereinbelow (or at such address as shall be designated hereunder by notice to the other parties and persons receiving copies) and shall be deemed conclusively to have been given: (i) upon confirmation of transmission, when sent by telex, telegram or facsimile; (ii) on the day following the day on which it is sent by United States Express Mail, postage prepaid and return receipt requested or by any other reputable overnight courier service; (iii) on the fifth day following the day sent by certified or registered United States mail, postage prepaid and return receipt requested; or
(iv) when received by the addressee, if sent otherwise.

      (a)  If to Bancorp:

           Charles Pignatelli
           President
           CBC Bancorp, Inc.
           128 Amity Road
           Woodbridge, Connecticut 06525

      (b)  If to the Investor:

           Randolph W. Lenz
           c/o Terex Corporation
           500 Post Road East, Suite 320
           Westport, Connecticut 06880

     Section 5.2. Further Assurances. Each party hereto agrees that, upon the request of the other parties, it will do such further acts and things and execute, acknowledge, deliver and record such other agreements, instruments and statements as from time to time may be reasonably necessary or desirable to evidence, confirm or carry out the intent and purpose of this Exchange Agreement.

     Section 5.3. Section and Other Headings. The section and other headings contained in this Exchange Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange Agreement.

     Section 5.4. Governing Law. This Exchange Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     Section 5.5. Severability. In the event that any term or provision of this Exchange Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this Exchange Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Exchange Agreement, unless to do so would deprive a party of a substantial benefit under this Exchange Agreement.

     Section 5.6. Counterparts. This Exchange Agreement may be executed in counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute but one agreement binding upon all of the parties hereto.

     Section 5.7 Successors and Assigns; Assignments. Whenever in this Exchange Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party.

     Section 5.8. No Third Party Rights. Except as otherwise provide in Section 5.7 above, the terms and provisions of this Exchange Agreement are for the exclusive benefit of the parties hereto, and no other person, including creditors of any party hereto, shall have any right or claim against any party by reason of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

     Section 5.9. No Waiver by Actions, Etc. Any waiver of, and consent to any departure from, any term or provision of this Exchange Agreement shall be in writing and signed by each party adversely affected thereby. Any waiver or consent respecting any term or provision of this Exchange Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise or enforce any of its rights, powers, privileges, remedies and interests with respect to, any term or provision of this Exchange Agreement in no manner (except as otherwise expressly provided herein) shall affect that party's rights at a later time to enforce any such provision. No notice to or demand on a party in any event shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of a party under this Exchange Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, or privilege granted herein or pursuant to applicable law.

     Section 5.10.  Modification, Amendment, Etc.  Any
modification or amendment of this Exchange Agreement, except as otherwise expressly provided herein or as otherwise required by applicable law, shall be in writing and signed or consented to in writing by each of the parties hereto.

     Section 5.11 Survival of Representations and Warranties. All of the covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Exchange Agreement and the delivery of the New Preferred Stock Certificates and the New Senior Note in exchange for the Senior Notes and shall continue in full force and effect.

     Section 5.12. Entire Agreement. This Exchange Agreement contains the entire agreement of the parties and supersedes all other representations, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Exchange Agreement as of the date first written above.

                    CBC BANCORP, INC.


                    By:  /s/ CHARLES PIGNATELLI
                    Charles Pignatelli
                    President

                    RANDOLPH W. LENZ


                    By:  /S/ RANDOLPH W. LENZ
                    Randolph W. Lenz

SCHEDULE A

DESCRIPTION OF TERMS OF
CBC BANCORP, INC.'S
SERIES III PREFERRED STOCK

     Also of such 100,000 authorized shares of Preferred Stock, no par value, there shall be designated an additional 1,000 shares thereof and named "Series III", having a stated value of Ten Thousand Dollars ($10,000) each, the terms, limitations and relative rights and preferences of which shall be as follows and as otherwise set forth in this Certificate of Incorporation:

     (1) Dividends: The holders of the Series III Preferred Stock shall be entitled to receive cumulative quarterly dividends at the annual rate of the Wall Street Journal Prime Rate or substitute rate plus five percentage points. Dividends shall be of equal priority with dividends payable on Series I and Series II Preferred Stock and shall be prior in right to dividends payable to holders of the Common Stock. At the option of the holder of the Series III Preferred Stock, the Corporation shall pay accrued and unpaid dividends in shares of Corporation Common or Preferred Stock with a market value at the time of payment equal to the dividend being paid.

     (2)  Voting Rights:  The holders of the Series III Preferred
Stock shall not have any voting rights.

     (3) Conversion and Exchange Rights: The holders of the Series III Preferred Stock shall have the right, exercisable at any time following issuance but subject to any required regulatory approvals, if any, to convert or exchange shares of Series III Preferred Stock into shares of Common Stock, Preferred Stock or any other capital instrument of the Company or, at the option of the holders, into a combination of such shares and shares of Common Stock, Preferred Stock or other capital instrument of the Corporation's subsidiary (the "Subsidiary"), with a market value equal to the stated value, plus accrued and unpaid dividends to the date of conversion or exchange; provided, however, that in no event shall the holders be entitled to receive, in any conversion or exchange, more than 179,096 shares of the Subsidiary's Common Stock. The market value of the Corporation's Common Stock is determined based on the seven trading day average of the closing sale price (or, if no sales, the closing bid price) of the Corporation Common Stock immediately preceding the conversion or exchange date and the market value of the Subsidiary's Common Stock shall be the par value thereof.

     (4) Redemption Rights: The holders of the Series III Preferred Stock shall not have the right to redeem the stock unless expressly authorized by the Board of Directors of the Corporation. The Corporation shall have the right to redeem the Series III Preferred Stock at any time following issuance at the price paid for such stock, without interest except for payment of accumulated dividends, subject to receipt of approval from state or federal banking regulatory agencies as may be required by law.

     (5) Sinking Fund: No sinking fund shall be established for the Series III Preferred Stock.

     (6) Liquidation Preference: The Series III Preferred Stock shall have a liquidation preference of $10,000 per share, the payment of which shall be of equal priority with the payment of any liquidation preferences of the Series I and II Preferred Stock and shall be prior in right to any payments to holders of the Common Stock upon liquidation.